UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 11, 2024 (June 4, 2024)

Aptiv PLC

(Exact name of registrant as specified in its charter)

Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Hanover Quay

Grand Canal Dock

Dublin, D02 VY79, Ireland

(Address of Principal Executive Offices, Including Zip Code)

(Registrant’s Telephone Number, Including Area Code) 353-1-259-7013

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	APTV	New York Stock Exchange
2.396% Senior Notes due 2025	APTV	New York Stock Exchange
1.500% Senior Notes due 2025	APTV	New York Stock Exchange
1.600% Senior Notes due 2028	APTV	New York Stock Exchange
4.350% Senior Notes due 2029	APTV	New York Stock Exchange
3.250% Senior Notes due 2032	APTV	New York Stock Exchange
4.400% Senior Notes due 2046	APTV	New York Stock Exchange
5.400% Senior Notes due 2049	APTV	New York Stock Exchange
3.100% Senior Notes due 2051	APTV	New York Stock Exchange
4.150% Senior Notes due 2052	APTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Pursuant to the previously announced offering of €750,000,000 aggregate principal amount of 4.250% Senior Notes due 2036 (the “Notes”) to be issued by Aptiv PLC and Aptiv Global Financing Limited (together with Aptiv PLC, the “Issuers”), the Issuers, the Guarantor (as defined below), Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent, entered into a tenth supplemental indenture, dated as of June 11, 2024 (the “Supplemental Indenture”) to the Senior Notes Indenture dated as of March 10, 2015 (as previously amended, supplemented or otherwise modified from time to time, the “Base Indenture” and together with the Supplemental Indenture, the “Indenture”), providing for the issuance of the Notes. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantee” and, together with the Notes, the “Securities”) by Aptiv Corporation, an indirect subsidiary of Aptiv PLC (the “Guarantor”).

The Notes will bear interest at a fixed rate of 4.250% per annum, and interest will be payable on June 11 of each year, beginning June 11, 2025 until the maturity date of June 11, 2036. The Issuers may redeem the Notes at such times and at the redemption prices as provided for in the Indenture. The Indenture also contains certain covenants as set forth in the Indenture and requires the Issuers to offer to repurchase the Notes upon certain change of control events.

The description of the Indenture contained herein is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture (including the form of Notes) which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On June 4, 2024, the Issuers and the Guarantor entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Issuers, the Guarantor and J.P. Morgan Securities plc, Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited, Merrill Lynch International, Goldman Sachs & Co. LLC, Société Générale, SMBC Nikko Capital Markets Limited, TD Global Finance unlimited company, Truist Securities, Inc., U.S. Bancorp Investments, Inc., UniCredit Bank GmbH, Wells Fargo Securities International Limited, Standard Chartered Bank (the “Underwriters”), pursuant to which the Issuers agreed to issue and sell to the Underwriters €750,000,000 aggregate principal amount of the Notes. The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The above-mentioned offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-258499) and Amendment No. 1 thereto filed by the Issuers and the Guarantor. Opinions of counsel for the Issuers and the Guarantor are filed as Exhibits 5.1, 5.2 and 5.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated as of June 4, 2024 by and among Aptiv PLC, Aptiv Global Financing Limited, Aptiv Corporation and underwriters named therein.

4.1	Senior Notes Indenture, dated as of March 10, 2015, among Aptiv PLC, the guarantors named therein, Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent (incorporated by reference to the Current Report on Form 8-K filed on March 10, 2015).

4.2	Tenth Supplemental Indenture, dated as of June 11, 2024, among Aptiv PLC, Aptiv Global Financing Limited, Aptiv Corporation, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Registrar, Paying Agent and Authenticating Agent.

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Notes.

5.2	Opinion of Carey Olsen with respect to certain matters of Jersey law.

5.3	Opinion of Arthur Cox LLP with respect to certain matters of Irish law.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Carey Olsen (included in Exhibit 5.2).

23.3	Consent of Arthur Cox LLP (included in Exhibit 5.3).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2024	APTIV PLC

	By:	/s/ Katherine H. Ramundo
Katherine H. Ramundo
Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary